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                                                                    EXHIBIT 99.2

                     AMENDMENT NO. 2 TO CONSULTING AGREEMENT

THIS AMENDMENT NO. 2 TO CONSULTING AGREEMENT (the "Amendment") is made and entered into effective the date it is signed by the last to sign as set forth below by and between AHMAD ALYASIN (the "Consultant") whose principal place of business is, Houston, Texas and AuGRID Corporation (the "Client") whose principal office address is 2275 E 55th Street - II Floor, Cleveland, Ohio 44103

         WHEREAS, Client is engaged in the business of high-tech flat panel devices; and

         WHEREAS, Consultant is in the business of providing services for corporations in order to expand product lines, markets and product distribution globally with such corporations in need of such services; and

         WHEREAS, the Client has retained Consultant to render to the Client services as may be needed; and

         WHEREAS, Consultant has been rendering such consulting and advisory services to the Client as more fully described in the Consulting Agreement dated February 6, 2003, as amended, and which was entered into by and between the parties hereto (the "Agreement"), the parties hereby agree as follows:

         1. On this date, the parties have agreed to compensate Consultant for the services rendered with an additional 18,500,000 shares of Common Stock

         2. All other terms of the Agreement remain unchanged and are hereby affirmed and ratified by the parties hereto.

         3. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment by such party. Such facsimile copies shall constitute enforceable original documents.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment, effective as of this 3rd day of June, 2003.

            CLIENT

AuGRID Corporation                                        CONSULTANT

By:     /s/ MJ SHAHEED                                /s/ AHMAD ALYASIN
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    MJ Shaheed, PRESIDENT                               AHMAD ALYASIN